Third Quarter 2016 Earnings Presentation November 9, 2016 Exhibit 99.2

Forward-Looking Statements

Certain statements in this presentation constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical fact are forward-looking statements. Certain of these forward-looking statements can be identified by the use of words such as "believes," "anticipates," "expects," "intends," "plans," "projects," "estimates," "assumes," "may," "should," "will," "seeks," "targets," or other similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors, and our actual results, performance or achievements could differ materially from future results, performance or achievements expressed in these forward-looking statements. These forward-looking statements are based on our current beliefs, intentions and expectations. These statements are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties described in the appendix and in more detail under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2015 and in our Quarterly Reports on Form 10-Q for the periods ended March 31, 2016, June 30, 2016 and September 30, 2016 and in our other filings with the SEC.

GAAP FINANCIALS

($ in millions, except per share amounts)

	YTD 2016	YTD 2015	Q3 2016	Q2 2016	Q3 2015
Income Statement					
Total revenues [1]	$ 551.6	$ 942.7	$ 297.3	$ 187.5	$ 219.4
Total expenses [2]	(1,374.9)	(1,163.5)	(465.8)	(565.7)	(364.1)
Other gains (losses)	6.7	24.6	10.3	(1.4)	13.2
Income tax benefit	309.7	50.3	56.4	147.2	54.6
Net loss	$ (506.9)	$ (145.9)	$ (101.8)	$ (232.4)	$ (76.9)
Net loss per share	$ (14.15)	$ (3.87)	$ (2.82)	$ (6.49)	$ (2.04)

	As of 9/30/2016	As of 6/30/2016	As of 12/31/2015
Balance Sheet			
Total Assets	$ 17,508.4	$ 17,589.8	$ 18,591.5
Total Liabilities	17,204.9	17,186.4	17,786.8
Equity	303.5	403.4	804.7

[1] Revenues include fair value adjustments related to changes in valuations inputs and other assumptions, including fair value changes on reverse loans and liabilities, of ($27.4) million, ($133.3) million and ($120.5) million for Q3 2016, Q2 2016 and Q3 2015, respectively.

[2] Expenses include goodwill and intangible assets impairment charges of $313.1 MN in 2016 ($97.7 MN in Q3'16 and $215.4 MN in Q2'16) and $56.5 MN in 2015 (Q2'15).

Walter INVESTMENT MANAGEMENT CORP.

2

GAAP net loss of $101.8 MN, ($2.82) per share, including $77.6 MN, ($2.15) per share, after-tax(1) non-cash charges: $60.6 MN goodwill and intangible assets impairments $17.0 MN fair value charges due to changes in valuation inputs and other assumptions Adjusted Loss of ($6.3) MN after tax, ($0.17) per share AEBITDA of $93.8 MN Book Value per share of $8.36(2) Q3 2016 Financial Results (1) Reflected net of tax using the Company's estimated effective tax rate of 38%. (2) Calculated by dividing total stockholder's equity by the total number of outstanding shares as of September 30, 2016

3 Focus Areas Focus remains the same with strong emphasis on performance and compliance 1 3 Capital Efficiency New Leadership and Engaged Workforce Process Efficiency 2

Business Model 3-Pillared approach provides basis for future sustainable growth and consistent profitability, driving value for stakeholders Optimizing customer service improves process efficiencies and growth opportunities Continue to enhance business model with an emphasis on performance and compliance Originations: Drive efficient and effective use of distribution channels Consumer Lending Broker / Wholesale Correspondent Lending Servicing: Increase scale and sub-servicing capabilities

New Leadership and Engaged Workforce Restructured leadership team Enriched talent and experience in critical areas through addition of new leadership Flattened, more simple management structure focused on leveraging best practices and synergies Drives culture of accountability, execution and performance Additional focus on training and development across lending and servicing operations Simplified structure to drive the company forward through improved communication, accountability and team work

Capital Efficiency Update Closed and pending MSR sales to New Residential Mortgage LLC ("NRM") expected to generate ~$215 MN proceeds in the near term(1) Repurchased $47.5 MN principal balance of Convertible Notes during Q3 for $24.8 MN Negotiating documents for WCO asset sale and related transactions(2) Engaged advisors to assist in exploring certain opportunities with respect to our corporate debt Management still evaluating options for sale of Insurance business and Reverse Mortgage balance sheet Solid steps made during the quarter towards improving capital structure (1) Pending transaction remains subject to GSE approval and other conditions to closing. (2) Transactions subject to negotiation, finalization and execution of transaction documents and, thereafter, GSE approval and other conditions to closing, as applicable.

Servicing Operations Optimizing use of servicing and operations platforms Leveraging automation and assessing the use of robotic technology Originations Operations High performance loan officer program Implementation of Lean process improvement tactics expected to reduce consumer lending cycle times Corporate Collapsing corporate infrastructure to streamline and simplify Focusing on the Fundamentals Organization progressing on process efficiency efforts to simplify, improve performance and gain efficiencies

GAAP net loss of $101.8 MN, or ($2.82) per share after tax Non-cash charges of $27.4 MN ($17.0 MN or ($0.47) per share after tax(1)) resulting from changes in valuation inputs and other assumptions Goodwill and intangible assets impairments of $97.7 MN ($60.6 MN or ($1.68) per share after tax(1)) $14.5 million gain on debt extinguishment recognized associated with the repurchase of $47.5 MN principal balance of Convertible Notes Q3 2016 Consolidated Results Q3 2016 RESULTS GAAP Net Loss of $101.8 MN, or ($2.82) per share Adjusted Loss of ($6.3) MN after tax, or ($0.17) per share AEBITDA of $93.8 MN (1) After tax amounts determined using 38% estimated effective tax rate.

Q3 2016 Servicing Results

GAAP pre-tax loss of $161.6 MN	Adjusted Loss of $17.7 MN	AEBITDA of $48.4 MN

RESULTS

- Closed previously announced ~$32 BN UPB MSR sale to NRM on October 3 (sub-servicing retained)
- Agreed in October to sell additional $5.0 BN UPB of MSR to NRM (sub-servicing retained)(1)
- Walter, WCO and NRM negotiating transaction documents relating to a sale of substantially all of WCO's assets to NRM(2)
  - Sale by Walter of ~$24 BN UPB base MSR related to WCO excess servicing spread assets
  - Ditech expects to sub-service MSRs sold by WCO to NRM
- Ending UPB of $235.0 BN at September 30, 2016; 8 bps of AEBITDA margin
- Target Update(3): AEBITDA and Adjusted Earnings margins to be below previously provided ranges of 11 - 15 bps and 3 - 5 bps, respectively

(1) Transaction subject to GSE approval and other conditions to closing.
(2) Transactions subject to negotiation, finalization and execution of transaction documents and, thereafter, GSE approval and other conditions to closing, as applicable.
(3) Updates are in reference to the targets provided in the Q4 2015 earnings presentation.

Walter Investment Management Corp.

10

Please refer to the introductory slides of this presentation, as well as additional disclosures in the Appendix, our Form 10-Q for the period ended September 30, 2016 and our other filings with the SEC, for important information regarding Forward-Looking Statements, Risk Factors and the use of Non-GAAP Financial Measures.

Q3 2016 Originations Results RESULTS Funded $5.3 BN during the quarter, approximately 69% driven by the correspondent channel Quarter performance reflects strong margins and channel mix shift Total direct margins of 109 bps in Q3 2016, 3 bps higher than Q3 2015 Re-entered wholesale channel in Q3 2016, expanding non-HARP customer base Recapture rate of 16% for Q3 2016; originated approximately 6,900 HARP loans GAAP pre-tax income of $51.7 MN Adjusted Earnings of $55.7 MN AEBITDA of $58.0 MN

Q3 2016 Reverse Mortgage Results RESULTS Issued $245.6 MN of securitizations Unfunded IDL tails at September 30, 2016: $628 MN eligible for draw immediately; $189 MN scheduled to become eligible for draw over next 12 months(1) Servicing performance continues to be negatively impacted by the high default rate of pre-IDL product causing elevated servicing costs In preliminary stages of evaluating balance sheet opportunities (1) Assumes the loans remain performing. GAAP pre-tax loss of $23.0 MN Adjusted Loss of $12.4 MN AEBITDA of ($10.9) MN

Transition to fee-for-service model Opportunities with NRM continue Pursuing additional flow and sub-servicing opportunities GTAAFT facility notes issuance Extended maturity Reduced interest margins Corporate debt and leverage Engaged advisors to assist in exploring certain opportunities with respect to our corporate debt Target update: unlikely to achieve previously provided year-end 2016 target leverage ratio(1) by year end Capital and Liquidity Position (1) Update is in reference to the target provided in the Q4 2015 earnings presentation.

Appendix: Supplemental Information & Reconciliations

Use of Non-GAAP Measures and Definitions Generally Accepted Accounting Principles ("GAAP") is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, the Company has provided the following non-GAAP financial measures in this presentation: Adjusted Earnings (Loss), Adjusted Earnings per share, Adjusted EBITDA and Funds Generated in Period. See the definitions below for a description of how these items are presented and see the Non-GAAP Reconciliations for a reconciliation of these measures to the most directly comparable GAAP financial measures. Management considers Adjusted Earnings (Loss), Adjusted Earnings per share, Adjusted EBITDA and Funds Generated in Period, each of which is a non-GAAP financial measure, to be important in the evaluation of our business segments and of the Company as a whole, as well as for allocating capital resources to our segments. Adjusted Earnings (Loss), Adjusted Earnings per share, Adjusted EBITDA and Funds Generated in Period are supplemental metrics utilized by management to assess the underlying key drivers and operational performance of the continuing operations of the business. In addition, analysts, investors, and creditors may use these measures when analyzing our operating performance. Adjusted Earnings (Loss), Adjusted Earnings per share, Adjusted EBITDA and Funds Generated in Period are not presentations made in accordance with GAAP and our use of these measures and terms may vary from other companies in our industry. These non-GAAP financial measures should not be considered as alternatives to (1) net income (loss) or any other performance measures determined in accordance with GAAP or (2) operating cash flows determined in accordance with GAAP. These measures have important limitations as analytical tools, and should not be considered in isolation or as substitutes for analysis of the Company’s results as reported under GAAP. Because of these limitations, these measures should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted Earnings (Loss), Adjusted Earnings per share and Adjusted EBITDA only as supplements. Users of our financial statements are cautioned not to place undue reliance on Adjusted Earnings (Loss), Adjusted Earnings per share and Adjusted EBITDA. Adjusted Earnings (Loss) and Adjusted Earnings per share is defined as net income (loss) with respect to the consolidated entity and income (loss) before income taxes at the segment level, plus: changes in fair value due to changes in valuation inputs and other assumptions; certain depreciation and amortization costs related to the increased basis in assets (including servicing rights and sub-servicing contracts) acquired within business combination transactions (or step-up depreciation and amortization); goodwill and intangible assets impairment, if any; a portion of the provision for curtailment expense, net of expected third-party recoveries; share-based compensation expense; non-cash interest expense; restructuring costs; estimated settlements and costs for certain legal and regulatory matters; fair value to cash adjustments for reverse loans; and select other cash and non-cash adjustments primarily including severance; gain or loss on extinguishment of debt; the net impact of the Non-Residual Trusts; transaction and integration costs; and certain non-recurring costs. Adjusted Earnings (Loss) and Adjusted Earnings per share exclude unrealized changes in fair value of MSRs that are based on projections of expected future cash flows and prepayments. Adjusted Earnings (Loss) and Adjusted Earnings per share include both cash and non-cash gains from mortgage loan origination activities. Non-cash gains are net of non-cash charges or reserves provided. Adjusted Earnings (Loss) and Adjusted Earnings per share include cash generated from reverse mortgage origination activities. Adjusted Earnings (Loss) and Adjusted Earnings per share may from time to time also include other adjustments, as applicable based upon facts and circumstances, consistent with the intent of providing investors with a supplemental means of evaluating our operating performance. Adjusted EBITDA eliminates the effects of financing, income taxes and depreciation and amortization. Adjusted EBITDA is defined as net income (loss) with respect to the consolidated entity and income (loss) before income taxes at the segment level, plus: amortization of servicing rights and other fair value adjustments; interest expense on corporate debt; depreciation and amortization; goodwill and intangible assets impairment, if any; a portion of the provision for curtailment expense, net of expected third-party recoveries; share-based compensation expense; restructuring costs; estimated settlements and costs for certain legal and regulatory matters; fair value to cash adjustments for reverse loans; and select other cash and non-cash adjustments primarily the net provision for the repurchase of loans sold; non-cash interest income; severance; gain or loss on extinguishment of debt; interest income on unrestricted cash and cash equivalents; the net impact of the Non-Residual Trusts; the provision for loan losses; Residual Trust cash flows; transaction and integration costs; servicing fee economics; and certain non-recurring costs. Adjusted EBITDA includes both cash and non-cash gains from mortgage loan origination activities. Adjusted EBITDA excludes the impact of fair value option accounting on certain assets and liabilities and includes cash generated from reverse mortgage origination activities. Adjusted EBITDA may also include other adjustments, as applicable based upon facts and circumstances, consistent with the intent of providing investors a supplemental means of evaluating our operating performance. Funds Generated in Period is calculated as Adjusted EBITDA, as described above, less capital expenditures, cash paid for corporate debt interest expense and income taxes. Management believes Funds Generated in Period is useful as a supplemental indicator of the cash capable of being generated by the business during the relevant period and for that purpose considers the values of the OMSRs created during the period as equivalent to cash on the assumption that such OMSRs could have been sold during the period for cash equivalent to their fair value reflected in our books. There can be no assurance that the OMSRs could have been sold during the period for cash equivalent to their fair value reflected in our books. Funds Generated in Period does not represent cash flow or cash available for investment. Amounts or metrics that relate to future earnings projections are forward-looking and subject to significant business, economic, regulatory and competitive uncertainties, many of which are beyond the control of Walter Investment and its management, and are based upon assumptions with respect to future decisions, which are subject to change. Actual results will vary and those variations may be material. Nothing in this presentation should be regarded as a representation by any person that any target will be achieved and the Company undertakes no duty to update any target. Please refer to the introductory slides of this presentation, as well as additional disclosures in this Appendix and in our Annual Report on Form 10-K for the year ended December 31, 2015 and our other filings with the SEC, for important information regarding forward looking statements and the use and limitations of non-GAAP financial measures. Because we do not predict certain items that might occur in the future such as changes in fair value, and our outlook is developed at a level of detail different than that used to prepare GAAP financial measures, we are not providing a reconciliation to GAAP of any forward-looking financial measures presented herein.

Forward-Looking Statements Certain statements in this presentation constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical fact are forward-looking statements. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “assumes,” “may,” “should,” “will,” "seek," "targets," or other similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors, and our actual results, performance or achievements could differ materially from future results, performance or achievements expressed in these forward-looking statements. These forward-looking statements are based on our current beliefs, intentions and expectations. These statements are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties described below and in more detail under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2015 and in our Quarterly Reports on Form 10-Q for the periods ended March 31, 2016, June 30, 2016 and September 30, 2016 and in our other filings with the SEC. In particular (but not by way of limitation), the following important factors, risks and uncertainties could affect our future results, performance and achievements and could cause actual results, performance and achievements to differ materially from those expressed in the forward-looking statements: our ability to operate our business in compliance with existing and future laws, rules, regulations and contractual commitments affecting our business, including those relating to the origination and servicing of residential loans, the management of third-party assets and the insurance industry (including lender-placed insurance), and changes to, and/or more stringent enforcement of, such laws, rules, regulations and contracts; increased scrutiny and potential enforcement actions by federal and state authorities; the substantial resources (including senior management time and attention) we devote to, and the significant compliance costs we incur in connection with, regulatory compliance and regulatory examinations and inquiries, and any consumer redress, fines, penalties or similar payments we make in connection with resolving such matters; uncertainties relating to interest curtailment obligations and any related financial and litigation exposure (including exposure relating to false claims); potential costs and uncertainties, including the effect on future revenues, associated with and arising from litigation, regulatory investigations and other legal proceedings; our dependence on U.S. government-sponsored entities (especially Fannie Mae) and agencies and their residential loan programs and our ability to maintain relationships with, and remain qualified to participate in programs sponsored by, such entities, our ability to satisfy various existing or future GSE, agency and other capital, net worth, liquidity and other financial requirements applicable to our business, and our ability to remain qualified as a GSE approved seller, servicer or component servicer, including the ability to continue to comply with the GSEs’ respective residential loan and selling and servicing guides; uncertainties relating to the status and future role of GSEs, and the effects of any changes to the origination and/or servicing requirements of the GSEs or various regulatory authorities or the servicing compensation structure for mortgage servicers pursuant to programs of GSEs or various regulatory authorities; our ability to maintain our loan servicing, loan origination, insurance agency or collection agency licenses, or any other licenses necessary to operate our businesses, or changes to, or our ability to comply with, our licensing requirements; our ability to comply with the terms of the stipulated order resolving allegations arising from an FTC and CFPB investigation of Ditech Financial; operational risks inherent in the mortgage servicing and mortgage origination businesses, including our ability to comply with the various contracts to which we are a party, and reputational risks; risks related to the significant amount of senior management turnover recently experienced by the Company; risks related to our substantial levels of indebtedness, including our ability to comply with covenants contained in our debt agreements or obtain any necessary waivers or amendments, generate sufficient cash to service such indebtedness and refinance such indebtedness on favorable terms, as well as our ability to incur substantially more debt; our ability to renew advance facilities or warehouse facilities and maintain adequate borrowing capacity under such facilities; our ability to maintain or grow our servicing business and our residential loan originations business; our ability to achieve our strategic initiatives, particularly our ability to: execute and complete balance sheet management activities; execute and realize planned operational improvements and efficiencies; make arrangements with potential capital partners; complete sales of assets to, and enter into other arrangements with, third parties; increase the mix of our fee-for-service business; reduce our debt; and develop new business, including acquisitions of MSRs or entering into new subservicing arrangements; uncertainties relating to the potential sale of substantially all of our insurance business; changes in prepayment rates and delinquency rates on the loans we service or sub-service; the ability of our clients and credit owners to transfer or otherwise terminate our servicing or sub-servicing rights;

Forward-Looking Statements a downgrade of, or other adverse change relating to, our servicer ratings or credit ratings; our ability to collect reimbursements for servicing advances and earn and timely receive incentive payments and ancillary fees on our servicing portfolio; our ability to collect indemnification payments and enforce repurchase obligations relating to mortgage loans we purchase from our correspondent clients and our ability to collect in a timely manner indemnification payments relating to servicing rights we purchase from prior servicers; local, regional, national and global economic trends and developments in general, and local, regional and national real estate and residential mortgage market trends in particular, including the volume and pricing of home sales and uncertainty regarding the levels of mortgage originations and prepayments; uncertainty as to the volume of originations activity we will benefit from prior to, and following, the expiration of HARP, which is scheduled to occur on September 30, 2017, including uncertainty as to the number of "in-the-money" accounts we may be able to refinance; risks associated with the origination, securitization and servicing of reverse mortgages, including changes to reverse mortgage programs operated by FHA, HUD or Ginnie Mae, our ability to accurately estimate interest curtailment liabilities, continued demand for HECM loans and other reverse mortgages, our ability to fund HECM repurchase obligations, our ability to fund principal additions on our HECM loans, and our ability to securitize our HECM loans and tails; our ability to realize all anticipated benefits of past, pending or potential future acquisitions or joint venture investments; the effects of competition on our existing and potential future business, including the impact of competitors with greater financial resources and broader scopes of operation; changes in interest rates and the effectiveness of any hedge we may employ against such changes; risks and potential costs associated with technology and cybersecurity, including: the risks of technology failures and of cyber-attacks against us or our vendors; our ability to adequately respond to actual or alleged cyber-attacks; and our ability to implement adequate internal security measures and protect confidential borrower information; risks and potential costs associated with the implementation of new or more current technology such as MSP, the use of vendors (including offshore vendors) or the transfer of our servers or other infrastructure to new data center facilities; our ability to comply with evolving and complex accounting rules, many of which involve significant judgment and assumptions; the risk that we could have an "ownership change" under Section 382 of the Internal Revenue Code of 1986, as amended, that could limit our ability to use tax losses to offset future taxable income; uncertainties regarding impairment charges relating to our goodwill or other intangible assets; our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures; our ability to manage conflicts of interest relating to our investment in WCO and maintain our relationship with WCO; and risks related to our relationship with Walter Energy and uncertainties arising from or relating to its bankruptcy filings, including potential liability for any taxes, interest and/or penalties owed by the Walter Energy consolidated group for the full or partial tax years during which certain of the Company's former subsidiaries were part of such consolidated group and certain other tax risks allocated to us in connection with our spin-off from Walter Energy. All of the above factors, risks and uncertainties are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control. New factors, risks and uncertainties emerge from time to time, and it is not possible for our management to predict all such factors, risks and uncertainties. Although we believe that the assumptions underlying the forward-looking statements (including those relating to our outlook) contained herein are reasonable, any of the assumptions could be inaccurate, and therefore any of these statements included herein may prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made, except as otherwise required under the federal securities laws. If we were in any particular instance to update or correct a forward-looking statement, investors and others should not conclude that we would make additional updates or corrections thereafter except as otherwise required under the federal securities laws. In addition, this presentation may contain statements of opinion or belief concerning market conditions and similar matters. In certain instances, those opinions and beliefs could be based upon general observations by members of our management, anecdotal evidence and/or our experience in the conduct of our business, without specific investigation or statistical analyses. Therefore, while such statements reflect our view of the industries and markets in which we are involved, they should not be viewed as reflecting verifiable views and such views may not be shared by all who are involved in those industries or markets.

Servicing Segment

Servicing Key Metrics

$ in millions

	YTD 2016	YTD 2015	Q3 2016	Q2 2016	Q3 2015
Servicing fees	$ 523.2	$ 524.7	$ 171.2	$ 175.6	$ 178.7
Incentive and performance fees	47.8	71.0	14.7	15.7	19.4
Ancillary and other fees	71.4	69.8	22.8	24.5	22.7
Servicing revenue and fees	$ 642.4	$ 665.5	$ 208.7	$ 215.8	$ 220.8
Amortization of servicing rights	(11.7)	(19.0)	(5.3)	(2.1)	(6.2)
Other changes in fair value of servicing rights[(1)]	(188.0)	(179.5)	(60.1)	(59.8)	(66.7)
Changes in valuation inputs of servicing rights	(412.1)	(173.5)	(25.9)	(127.7)	(158.3)
Changes in fair value of servicing rights related liabilities	(4.7)	(7.1)	(9.9)	1.9	0.5
Net servicing revenue and fees	$ 25.9	$ 286.4	$ 107.5	$ 28.1	$ (9.9)
AEBITDA/average UPB	10 bps	16 bps	8 bps	10 bps	15 bps
Adjusted Earnings/average UPB	(1) bps	5 bps	(3) bps	— bps	2 bps
Serviced UPB (in billions)	$ 235.0	$ 245.6	$ 235.0	$ 248.6	$ 245.6
Serviced units (in millions)	2.0	2.1	2.0	2.1	2.1
Average UPB serviced (in billions)	$ 248.6	$ 243.3	$ 241.5	$ 252.7	$ 245.5
Disappearance Rate[(2)]	15.4%	14.6%	17.7%	15.6%	14.4%

(1) Represents the realization of cash flows (or amortization) of the MSRs accounted for at fair value. Amortization continues to be higher than anticipated as a result of the continued low interest rate environment.

(2) The quarterly portfolio disappearance rate is the weighted average of the disappearance rate for each month in such quarter. The monthly disappearance rate is the annualized exponential rate of dividing the aggregate dollar amount of contractual payments, voluntary prepayments and defaults attributable to mortgage loans in the mortgage loan servicing portfolio during such month by the sum of the unpaid principal balance of the loans in the mortgage loan servicing portfolio at the beginning of such month plus the unpaid principal balance of any mortgage loans added to such portfolio during such month.

Walter INVESTMENT MANAGEMENT CORP.

18

Please refer to the introductory slides of this presentation, as well as additional disclosures in the Appendix, our Form 10-Q for the period ended September 30, 2016 and our other filings with the SEC, for important information regarding Forward-Looking Statements, Risk Factors and the use of Non-GAAP Financial Measures.

Originations Segment

Originations Data by Channel

$ in billions

Pull-Through Adjusted Locked Volume

	YTD 2016	YTD 2015	Q3 2016	Q2 2016	Q3 2015
Consumer Lending	$ 5.2	$ 5.6	$ 2.0	$ 1.7	$ 1.8
Correspondent Lending	10.5	14.0	3.8	3.6	4.5
	$ 15.7	$ 19.6	$ 5.8	$ 5.3	$ 6.3

Funded Volume

	YTD 2016	YTD 2015	Q3 2016	Q2 2016	Q3 2015
Consumer Lending	$ 5.0	$ 5.7	$ 1.6	$ 1.6	$ 1.8
Correspondent Lending	10.0	13.9	3.7	3.2	5.1
	$ 15.0	$ 19.6	$ 5.3	$ 4.8	$ 6.9

	YTD 2016	YTD 2015	Q3 2016	Q2 2016	Q3 2015
Recapture Rate[(1)]	20%	25%	16%	18%	22%

[(1)] Recapture rate represents the percent of voluntary UPB payoffs during the period refinanced in to new loans by Ditech. This metric excludes payoffs on non-marketable portfolios (e.g. sub-serviced), payoffs under $20K UPB, or payoffs prior to 60 days after boarding.

Consumer Lending Originations Economics

bps	YTD 2016	YTD 2015	Q3 2016	Q2 2016	Q3 2015
Gain on Sale[(2)]	456	480	462	447	462
Fee Income[(3)]	42	29	40	41	46
Direct Expenses[(3)]	(302)	(285)	(313)	(293)	(288)
Direct Margin	196	224	189	195	220

Correspondent Lending Originations Economics

bps	YTD 2016	YTD 2015	Q3 2016	Q2 2016	Q3 2015
Gain on Sale[(2)]	71	65	83	71	75
Fee Income[(3)]	10	11	10	10	11
Direct Expenses[(3)]	(40)	(34)	(40)	(39)	(34)
Direct Margin	41	42	53	42	52

[(2)] Calculated on pull-through adjusted locked volume.
[(3)] Calculated on funded volume.

Q3 2016 Expense Detail

	Consumer Lending	Correspondent Lending	Total
Funded Volume ($MNs)	$ 1,616.5	$ 3,675.2	$ 5,291.7
Direct Expenses (bps)	(313)	(40)	
Direct Expenses ($MNs)	$ 50.6	$ 14.7	$ 65.3
Indirect expenses [(4)]			14.2
Total expenses (excluding depreciation and amortization)			$ 79.5

[(4)] Includes support functions and corporate overhead allocations.

Walter INVESTMENT MANAGEMENT CORP.

19

Please refer to the introductory slides of this presentation, as well as additional disclosures in the Appendix, our Form 10-Q for the period ended September 30, 2016 and our other filings with the SEC, for important information regarding Forward-Looking Statements, Risk Factors and the use of Non-GAAP Financial Measures.

Reverse Mortgage Segment $ in millions (1) Representative of servicing fee for on-balance sheet residential loans serviced. (2) Cash generated by origination, purchase and securitization of HECM loans. (3) Funded volumes exclude funded tail volumes.   Reverse Mortgage Key Metrics YTD 2016 YTD 2016 YTD 2015 YTD 2015 Q3 2016 Q3 2016 Q2 2016 Q2 2016 Q3 2015 Q3 2015 Interest income $ 337.1 $ 326.0 $ 112.8 $ 113.6 $ 110.3 Interest expense (309.5) (301.2) (102.9) (103.4) (102.1) Net interest margin(1) $ 27.6 $ 24.8 $ 9.9 $ 10.2 $ 8.2 Blended cash generated(2) 31.4 57.8 9.4 11.9 17.0 Fair value of loans and HMBS obligations 2.5 7.6 (0.7) (14.5) 27.4 Fair value $ 61.5 $ 90.2 $ 18.6 $ 7.6 $ 52.6 Net servicing revenues and fees 21.1 34.6 7.2 7.0 11.2 Other 4.7 4.7 1.2 1.5 1.6 Total revenue $ 87.3 $ 129.5 $ 27.0 $ 16.1 $ 65.4 Funded volume(3) $ 305 MN $ 891 MN $ 148 MN $ 87 MN $ 217 MN Securitized volume $ 622 MN $ 1,245 MN $ 246 MN $ 189 MN $ 390 MN Serviced UPB (in billions) $ 20.8 $ 19.8 $ 20.8 $ 20.5 $ 19.8 Serviced units 120,916 120,888 120,916 120,976 120,888 $ in millions

Securitized Reverse Mortgages and VIEs(1) $ in millions Reverse Mortgage - Securitized Portfolio Assets $ 10,639.4 Liabilities $ 10,699.7 $ (60.3) Residual Trusts Assets $ 498.6 Liabilities $ 442.9 $ 55.7 Non-Residual Trusts Assets $ 491.0 Liabilities $ 529.4 $ (38.4) Servicer and Protective Advance Financing Facilities Assets $ 996.7 Liabilities $ 867.9 $ 128.8 Ø Net fair value liability of $60.3 MN in securitized Reverse Mortgage portfolio Ø $55.7 MN of residual interest in legacy Walter Investment portfolio Ø Net fair value liability of $38.4 MN associated with mandatory clean-up call obligation in Non-Residual Trusts Ø $128.8 MN of equity in servicer advance trusts (1) Above presentation excludes impact of overall Walter tax positions. Net equity of $85.8 MN is embedded in securitized reverse mortgages and VIEs

Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA $ in millions For the Three Months Ended For the Three Months Ended For the Nine Months Ended For the Nine Months Ended For the Three Months Ended For the Three Months Ended For the Nine Months Ended For the Nine Months Ended September 30, 2016 September 30, 2016 September 30, 2016 September 30, 2016 September 30, 2015 September 30, 2015 September 30, 2015 September 30, 2015 Net loss $ (101.8) $ (506.9) $ (76.9) $ (146.0) Adjust for: income tax expense (benefit) (56.4) (309.7) (54.7) (50.2) Loss before income taxes (158.2) (816.6) (131.6) (196.2) Add/(Subtract): Goodwill and intangible assets impairment 97.7 313.1 — 56.5 Amortization of servicing rights and other fair value adjustments 92.6 586.9 221.2 357.5 Interest expense 39.3 115.1 41.0 120.7 Depreciation and amortization 16.6 45.5 20.6 53.4 Share-based compensation expense 2.0 7.7 5.9 14.3 Fair value to cash adjustment for reverse loans 0.7 (2.5) (27.4) (7.6) Curtailment expense — — 0.5 23.0 Legal and regulatory matters — 2.2 2.2 7.2 Restructuring and exit costs 2.6 11.4 5.5 8.5 Other(1) 0.4 16.8 7.5 11.2 Sub-total 251.9 1,096.2 277.0 644.7 Adjusted EBITDA $ 93.7 $ 279.6 $ 145.4 $ 448.5 (1) Includes the net provision for the repurchase of loans sold, non-cash interest income, severance, gain on extinguishment of debt, interest income on unrestricted cash and cash equivalents, the net impact of the Non-Residual Trusts, the provision for loan losses, Residual Trust cash flows, transaction and integration costs; servicing fee economics; and certain non-recurring costs.

Reconciliation of GAAP Net Loss to Non-GAAP Adjusted Earnings ($ in millions, except per share amounts) For the Three Months Ended For the Three Months Ended For the Nine Months Ended For the Nine Months Ended For the Three Months Ended For the Three Months Ended For the Nine Months Ended For the Nine Months Ended September 30, 2016 September 30, 2016 September 30, 2016 September 30, 2016 September 30, 2015 September 30, 2015 September 30, 2015 September 30, 2015 Net loss $ (101.8) $ (506.9) $ (76.9) $ (146.0) Adjust for: income tax expense (benefit) (56.4) (309.7) (54.7) (50.2) Loss before income taxes (158.2) (816.6) (131.6) (196.2) Add/(Subtract): Goodwill and intangible assets impairment 97.7 313.1 — 56.5 Changes in fair value due to changes in valuation inputs and other assumptions 26.7 385.8 147.9 157.3 Step-up depreciation and amortization 7.8 23.3 13.3 31.8 Step-up amortization of sub-servicing rights 4.3 8.3 4.7 14.6 Non-cash interest expense 3.7 9.5 3.1 9.5 Share-based compensation expense 2.0 7.7 5.9 14.3 Fair value to cash adjustment for reverse loans 0.7 (2.5) (27.4) (7.6) Curtailment expense — — 0.5 23.0 Legal and regulatory matters — 2.2 2.2 7.2 Restructuring and exit costs 2.6 11.4 5.5 8.5 Other(1) 2.6 22.9 2.7 9.1 Adjusted Earnings (Loss) $ (10.1) $ (34.9) $ 26.8 $ 128.0 Tax expense (benefit) at estimated effective tax rate of 38% (3.8) (13.3) 10.2 48.7 Adjusted Earnings (Loss) after tax $ (6.3) $ (21.6) $ 16.6 $ 79.3 Adjusted Earnings (Loss) after taxes per common and common equivalent share $ (0.17) $ (0.60) $ 0.44 $ 2.10 Weighted-average common and common equivalent shares outstanding — basic and diluted 36.1 35.8 37.8 37.8 (1) Includes severance, gain on extinguishment of debt, the net impact of the Non-Residual Trusts; transaction and integration costs; and certain non-recurring costs.

Planned Change to Non-GAAP Adjusted Earnings ($ in millions, except per share amounts) For the Three Months Ended For the Three Months Ended For the Nine Months Ended For the Nine Months Ended For the Three Months Ended For the Three Months Ended For the Nine Months Ended For the Nine Months Ended September 30, 2016 September 30, 2016 September 30, 2016 September 30, 2016 September 30, 2015 September 30, 2015 September 30, 2015 September 30, 2015 Adjusted Earnings (Loss) $ (10.1) $ (34.9) $ 26.8 $ 128.0 Subtract: Step-up depreciation and amortization 7.8 23.3 13.3 31.8 Step-up amortization of sub-servicing rights 4.3 8.3 4.7 14.6 Revised Non-GAAP Adjusted Earnings (Loss) $ (22.2) $ (66.5) $ 8.8 $ 81.6 Tax expense (benefit) at effective tax rate of 38% (8.4) (25.3) 3.3 31.0 Revised Non-GAAP Adjusted Earnings (Loss) after tax $ (13.8) $ (41.2) $ 5.5 $ 50.6 Revised Non-GAAP Adjusted Earnings (Loss) after taxes per common and common equivalent share $ (0.38) $ (1.15) $ 0.15 $ 1.34 Weighted-average common and common equivalent shares outstanding — basic and diluted 36.1 35.8 37.8 37.8 The Company intends to revise its method of calculating Adjusted Earnings (Loss) beginning in Q4 2016 The Company intends to revise its method of calculating Adjusted Earnings (Loss) beginning with its Form 10-K for the fiscal year ended December 31, 2016 (and related earnings materials) to eliminate adjustments for step-up depreciation and amortization, which represents depreciation and amortization costs related to the increased basis in assets (including servicing rights and sub-servicing contracts) acquired within business combination transactions.

Reconciliation of GAAP Income (Loss) Before Income Taxes to Non-GAAP Adjusted EBITDA by Segment

($ in millions)	For the three months ended September 30, 2016				
	Servicing	Originations	Reverse Mortgage	Other	Total Consolidated
Income (loss) before income taxes	**$ (161.6)**	**$ 51.7**	**$ (23.0)**	**$ (25.3)**	**$ (158.2)**
ADJUSTED EARNINGS (LOSS)					
Step-up depreciation and amortization	6.6	0.2	1.0	—	7.8
Step-up amortization of sub-servicing rights	4.3	—	—	—	4.3
Non-cash interest expense	0.8	—	—	2.8	3.7
Share-based compensation expense	1.2	0.4	0.2	0.3	2.0
Fair value to cash adjustment for reverse loans	—	—	0.7	—	0.7
Changes in fair value due to changes in valuation inputs and other assumptions	26.7	—	—	—	26.7
Goodwill and intangible assets impairment	91.0	—	6.7	—	97.7
Legal and regulatory matters	—	—	—	—	—
Restructuring and exit costs	1.4	—	0.2	1.1	2.6
Other[(1)]	11.8	3.5	2.0	(14.7)	2.6
Total adjustments	143.9	4.0	10.7	(10.5)	148.0
Adjusted Earnings (Loss)	**(17.7)**	**55.7**	**(12.4)**	**(35.7)**	**(10.1)**
ADJUSTED EBITDA					
Depreciation and amortization	5.7	2.2	1.0	—	8.8
Amortization of servicing rights and other fair value adjustments	61.2	—	0.4	—	61.6
Interest expense on debt	1.5	—	—	34.2	35.7
Other[(2)]	(2.2)	0.1	—	(0.1)	(2.2)
Total adjustments	66.2	2.3	1.4	34.0	103.9
Adjusted EBITDA	**$ 48.4**	**$ 58.0**	**$ (10.9)**	**$ (1.7)**	**$ 93.8**

Please note that numbers may not foot due to rounding

(1) Includes the net provision for the repurchase of loans sold, non-cash interest income, severance, gain on extinguishment of debt, interest income on unrestricted cash and cash equivalents, the net impact of the Non-Residual Trusts, the provision for loan losses, Residual Trust cash flows, transaction and integration costs; servicing fee economics; and certain non-recurring costs.
(2) Includes severance, gain on extinguishment of debt, the net impact of the Non-Residual Trusts; transaction and integration costs; and certain non-recurring costs.

Walter INVESTMENT MANAGEMENT CORP.

25

Please refer to the introductory slides of this presentation, as well as additional disclosures in the Appendix, our Form 10-Q for the period ended September 30, 2016 and our other filings with the SEC, for important information regarding Forward-Looking Statements, Risk Factors and the use of Non-GAAP Financial Measures.

Reconciliation of GAAP Income (Loss) Before Income Taxes to Non-GAAP Adjusted EBITDA by Segment

($ in millions)	For the nine months ended September 30, 2016				
	Servicing	Originations	Reverse Mortgage	Other	Total Consolidated
Income (loss) before income taxes	**$ (773.9)**	**$ 113.7**	**$ (44.9)**	**$ (111.5)**	**$ (816.7)**
ADJUSTED EARNINGS (LOSS)					
Step-up depreciation and amortization	20.0	0.6	2.8	—	23.3
Step-up amortization of sub-servicing rights	8.3	—	—	—	8.3
Non-cash interest expense	0.8	—	—	8.6	9.5
Share-based compensation expense	5.1	0.6	1.1	0.9	7.7
Fair value to cash adjustment for reverse loans	—	—	(2.5)	—	(2.5)
Changes in fair value due to changes in valuation inputs and other assumptions	385.8	—	—	—	385.8
Goodwill and intangible assets impairment	306.4	—	6.7	—	313.1
Legal and regulatory matters	2.2	—	—	—	2.2
Restructuring and exit costs	7.4	2.1	0.6	1.3	11.4
Other[1]	18.2	5.0	4.4	(4.7)	23.0
Total adjustments	754.3	8.3	13.0	6.2	781.7
Adjusted Earnings (Loss)	**(19.7)**	**122.0**	**(31.9)**	**(105.3)**	**(34.9)**
ADJUSTED EBITDA					
Depreciation and amortization	13.8	6.3	2.0	—	22.2
Amortization of servicing rights and other fair value adjustments	191.4	—	1.3	—	192.8
Interest expense on debt	5.5	—	—	100.2	105.7
Other[2]	(3.3)	(3.1)	0.1	0.2	(6.1)
Total adjustments	207.4	3.2	3.5	100.4	314.5
Adjusted EBITDA	**$ 187.8**	**$ 125.2**	**$ (28.4)**	**$ (4.9)**	**$ 279.6**

Please note that numbers may not foot due to rounding

[1] Includes the net provision for the repurchase of loans sold, non-cash interest income, severance, gain on extinguishment of debt, interest income on unrestricted cash and cash equivalents, the net impact of the Non-Residual Trusts, the provision for loan losses, Residual Trust cash flows, transaction and integration costs; servicing fee economics; and certain non-recurring costs.
[2] Includes severance, gain on extinguishment of debt, the net impact of the Non-Residual Trusts; transaction and integration costs; and certain non-recurring costs.

Walter INVESTMENT MANAGEMENT CORP.

26

Please refer to the introductory slides of this presentation, as well as additional disclosures in the Appendix, our Form 10-Q for the period ended September 30, 2016 and our other filings with the SEC, for important information regarding Forward-Looking Statements, Risk Factors and the use of Non-GAAP Financial Measures.

Reconciliation of GAAP Income (Loss) Before Income Taxes to Non-GAAP Adjusted EBITDA by Segment ($ in millions) For the three months ended September 30, 2015 For the three months ended September 30, 2015 Servicing Servicing Originations Originations Reverse Mortgage Reverse Mortgage Other Other Total Consolidated Total Consolidated Income (loss) before income taxes $ (152.8) $ 36.5 $ 22.5 $ (37.8) $ (131.6) ADJUSTED EARNINGS (LOSS) Step-up depreciation and amortization 6.9 5.1 1.3 — 13.3 Step-up amortization of sub-servicing contracts 4.7 — — — 4.7 Non-cash interest expense 0.4 — — 2.8 3.1 Share-based compensation expense 3.3 1.5 0.9 0.2 5.9 Fair value to cash adjustments for reverse loans — — (27.4) — (27.4) Changes in fair value due to changes in valuation inputs and other assumptions 147.9 — — — 147.9 Goodwill impairment — — — — — Curtailment expense — — 0.5 — 0.5 Legal and regulatory matters — — 2.2 — 2.2 Restructuring and exit costs 3.8 0.7 1.0 0.1 5.5 Other(1) 0.3 0.1 — 2.2 2.7 Total adjustments 167.4 7.4 (21.6) 5.2 158.4 Adjusted Earnings (Loss) 14.6 43.9 1.0 (32.6) 26.8 ADJUSTED EBITDA Depreciation and amortization 4.5 2.1 0.7 — 7.3 Amortization of servicing rights and other fair value adjustments 68.1 — 0.5 — 68.6 Interest expense on debt 2.3 — — 35.6 37.9 Other(2) (0.2) 5.0 0.1 — 4.8 Total adjustments 74.6 7.1 1.2 35.6 118.6 Adjusted EBITDA $ 89.2 $ 51.0 $ 2.2 $ 3.1 $ 145.4 Please note that numbers may not foot due to rounding (1) Includes the net provision for the repurchase of loans sold, non-cash interest income, severance, gain on extinguishment of debt, interest income on unrestricted cash and cash equivalents, the net impact of the Non-Residual Trusts, the provision for loan losses, Residual Trust cash flows, transaction and integration costs; servicing fee economics; and certain non-recurring costs. (2) Includes severance, gain on extinguishment of debt, the net impact of the Non-Residual Trusts; transaction and integration costs; and certain non-recurring costs.

Reconciliation of GAAP Income (Loss) Before Income Taxes to Non-GAAP Adjusted EBITDA by Segment ($ in millions) For the nine months ended September 30, 2015 For the nine months ended September 30, 2015 Servicing Servicing Originations Originations Reverse Mortgage Reverse Mortgage Other Other Total Consolidated Total Consolidated Income (loss) before income taxes $ (121.2) $ 111.3 $ (81.9) $ (104.4) $ (196.2) ADJUSTED EARNINGS (LOSS) Step-up depreciation and amortization 20.9 6.9 4.0 — 31.8 Step-up amortization of sub-servicing contracts 14.6 — — — 14.6 Non-cash interest expense 1.5 — — 8.0 9.5 Share-based compensation expense 8.5 3.7 1.7 0.4 14.3 Fair value to cash adjustments for reverse loans — — (7.6) — (7.6) Changes in fair value due to changes in valuation inputs and other assumptions 157.3 — — — 157.3 Goodwill impairment — — 56.5 — 56.5 Curtailment expense — — 23.0 — 23.0 Legal and regulatory matters 2.2 — 5.0 — 7.2 Restructuring and exit costs 5.7 1.0 1.0 0.9 8.5 Other(1) 1.6 0.6 0.5 6.5 9.1 Total adjustments 212.3 12.1 84.1 15.7 324.2 Adjusted Earnings (Loss) 91.1 123.4 2.2 (88.8) 128.0 ADJUSTED EBITDA Depreciation and amortization 13.4 6.2 2.0 — 21.6 Amortization of servicing rights and other fair value adjustments 184.0 — 1.6 — 185.6 Interest expense on debt 7.0 — — 104.2 111.2 Other(2) (5.6) 7.5 0.2 0.1 2.1 Total adjustments 198.8 13.7 3.7 104.3 320.5 Adjusted EBITDA $ 289.9 $ 137.1 $ 5.9 $ 15.6 $ 448.5 Please note that numbers may not foot due to rounding (1) Includes the net provision for the repurchase of loans sold, non-cash interest income, severance, gain on extinguishment of debt, interest income on unrestricted cash and cash equivalents, the net impact of the Non-Residual Trusts, the provision for loan losses, Residual Trust cash flows, transaction and integration costs; servicing fee economics; and certain non-recurring costs. (2) Includes severance, gain on extinguishment of debt, the net impact of the Non-Residual Trusts; transaction and integration costs; and certain non-recurring costs.

Reconciliation of Funds Generated in Period to Net Increase in Cash and Cash Equivalents ($ in millions) (1) Represents originated MSRs that have been capitalized upon transfer of loans. (2) Represents originations activity including purchases and originations of residential loans held for sale, proceeds from sale and payments on residential loans held for sale, net change in master repurchase agreements associated with residential loans held for sale and total net gains on sales of loans less gain on capitalized servicing rights. (3) Represents payments for acquisitions of businesses net of cash acquired, acquisitions of servicing rights and transaction & integration costs incurred as a result. For the three months ended For the three months ended September 30, 2016 September 30, 2016 September 30, 2015 September 30, 2015 Adjusted EBITDA $ 93.8 $ 145.4 Less: Cash Interest Expense on Corporate Debt (17.8) (17.9) Cash Taxes/Refund 28.2 0.5 Capital Expenditures (6.5) (7.0) Funds Generated in Period $ 97.7 $ 121.0 Investing and Financing activity and other uses of Funds Generated in Period: Investment in retained OMSRs(1) (49.9) (84.4) Net investment in originations activity(2) (13.8) 37.8 Net activity for servicing advances (41.7) 18.4 Net investment in reverse mortgage activity (1.2) (35.6) Proceeds from servicing rights related liabilities, net of payments (6.4) (2.3) Acquisitions, including related transaction costs(3) (2.8) (47.2) Proceeds from sales of servicing rights and trading securities 15.6 69.6 Net payments of corporate debt (25.4) (54.1) Other working capital 0.7 (98.4) Change in Cash and Cash Equivalents $ (27.2) $ (75.2) Cash flows provided by (used in) operating activities 65.1 383.3 Cash flows provided by (used in) investing activities 97.3 (105.8) Cash flows provided by (used in) financing activities (189.6) (352.7) Total change in cash and cash equivalents (27.2) (75.2)

Reconciliation of Funds Generated in Period to Net Increase in Cash and Cash Equivalents

($ in millions)	For the twelve months ended September 30, 2016	For the nine months ended September 30, 2016	For the year ended December 31, 2015	For the nine months ended September 30, 2015
Adjusted EBITDA	$ 380.8	$ 279.6	$ 549.7	$ 448.5
Less:				
Cash Interest Expense on Corporate Debt	(126.0)	(79.7)	(128.9)	(82.6)
Cash Taxes/Refund	29.2	28.1	1.6	0.5
Capital Expenditures	(40.2)	(29.1)	(27.8)	(16.7)
Funds Generated in Period	$ 243.8	$ 198.9	$ 394.6	$ 349.7
Investing and Financing activity and other uses of Funds Generated in Period:				
Investment in retained OMSRs[(1)]	(211.6)	(148.4)	(306.7)	(243.5)
Net investment in originations activity[(2)]	(23.0)	(2.7)	(10.1)	10.2
Net activity for servicing advances	(15.9)	36.1	51.9	103.9
Net investment in reverse mortgage activity	80.2	33.4	(58.1)	(104.9)
Proceeds from servicing rights related liabilities, net of payments	63.9	13.7	43.4	(6.8)
Acquisitions, including related transaction costs[(3)]	(48.8)	(17.4)	(273.4)	(242.0)
Proceeds from sales of servicing rights and trading securities	35.5	35.5	70.4	70.4
Net payments of corporate debt	(62.2)	(32.0)	(92.8)	(62.6)
Other working capital	(44.7)	(34.2)	63.5	74.0
Change in Cash and Cash Equivalents	$ 17.2	$ 82.9	$ (117.3)	$ (51.6)
Cash flows provided by (used in) operating activities	212.6	375.2	(48.1)	114.5
Cash flows provided by (used in) investing activities	341.6	294.9	(454.9)	(501.6)
Cash flows provided by (used in) financing activities	(537.0)	(587.2)	385.7	335.5
Total change in cash and cash equivalents	17.2	82.9	(117.3)	(51.6)

(1) Represents originated MSRs that have been capitalized upon transfer of loans.
(2) Represents originations activity including purchases and originations of residential loans held for sale, proceeds from sale and payments on residential loans held for sale, net change in master repurchase agreements associated with residential loans held for sale and total net gains on sales of loans less gain on capitalized servicing rights.
(3) Represents payments for acquisitions of businesses net of cash acquired, acquisitions of servicing rights and transaction & integration costs incurred as a result.

Walter Investment Management Corp.

30

Please refer to the introductory slides of this presentation, as well as additional disclosures in the Appendix, our Form 10-Q for the period ended September 30, 2016 and our other filings with the SEC, for important information regarding Forward-Looking Statements, Risk Factors and the use of Non-GAAP Financial Measures.